SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant          (X)
Filed by a Party other than the Registrant                    ( )

Check the appropriate box:
( )         Preliminary Proxy Statement
( )         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X )      Definitive Proxy Statement
( )         Definitive Additional Materials
( )         Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                                                                                      MW MEDICAL, INC.                                                                                        ___

(Name of Registrant as Specified in its Charter)

_____________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)        No fee required
( )          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1)     Title of each class of securities to which transaction applies:

              2)     Aggregate number of securities to which transaction applies:

              3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              4)     Proposed maximum aggregate value of transaction:

              5)     Total fee paid:

( )           Fee paid previously with preliminary materials.
( )           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:
  2)  Form, Schedule or Registration Statement No.:
  3)  Filing Party:
  4)  Date Filed:

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MW MEDICAL, INC.
6929 E. Cheney Dr.,
Paradise Valley, AZ 85253

                                                                                                                                                                                           April 30, 2004
Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of MW Medical, Inc., which will be held on May 10, 2004 at 11:00 a.m., Pacific Standard Time at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

I would like to express my appreciation for your continued interest in the affairs of the Company.

                                                                                                                 Sincerely,

                                                                                                                 /s/ Jan Wallace
                    Jan Wallace
                    President

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MW MEDICAL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 30, 2004

To the Shareholders:

Notice is Hereby Given that the Annual Meeting of the holders of shares of Common Stock of MW Medical, Inc. (the "Common Stock") will be held at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120 on May 10, 2004 at 11:00 a.m., Pacific Standard Time, for the following purposes:

1. To elect a director.

2. To approve the one for five hundred reverse split of stock as approved by the Board of Directors on April 7, 2004.

3. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 7, 2004 are entitled to notice of, and to vote at, this meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                                                                             /s/ Jan Wallace
                                            Jan Wallace, President

April 30, 2004

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

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MW MEDICAL, INC.
6929 E. Cheney Dr.,
Paradise Valley, AZ 85253

                                                                                                                April 30, 2004

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD May 10, 2004

This Proxy Statement, which was first mailed to shareholders on or about April 30, 2004, is furnished in connection with the solicitation of proxies by the Board of Directors of MW Medical, Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company (the "Annual Meeting"), which will be held at 11:00 a.m. on May 10, 2004, at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

Shareholders of record at the close of business on April 7, 2004 will be entitled to vote at the meeting on the basis of one vote for each share held. On April 7, 2004, there were 99,822,434 shares of common stock outstanding, held of record by 454 shareholders.

Stockholder Proposals

The deadline for submittals of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 days prior to the release date of the proxy materials as received at the Company's principal offices by that date. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a-8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

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MEETING

PLACE, DATE AND TIME

The Annual Meeting will be held at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120, on May 10, 2004 at 11:00 a.m. Pacific Standard Time.

RECORD DATE; SOLICITATION OF PROXIES

The Board of Directors of the Company (the "Board") has fixed the close of business on April 7, 2004 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 99,822,434 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting held by approximately 454 holders of record. Holders of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date.

In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its director, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Annual Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. The Company has spent approximately $5,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that the Company will spend an additional $5,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding the Company's proxies and related materials may be directed in writing to Jan Wallace at 6929 E. Cheney Dr., Paradise Valley, AZ 85253.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, holders of Common Stock of the Company will be asked to elect a director, and approve a one for five hundred reverse split of the stock. See the section entitled "Reverse Stock Split" and for background and details.

SHAREHOLDER PROPOSALS

No proposals have been received from any shareholders to be considered at the annual meeting.

VOTE REQUIRED

Fifty One Percent (51%) of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Annual Meeting; however, the affirmative vote of a majority of all outstanding voting shares in favor of the Reverse

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Stock Split will be necessary to approve that action, and the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of reverse stock split and FOR the nominee for the Board named herein, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Annual Meeting (of which the Company is not presently aware). Shares represented by proxies that have voted against the propositions presented at the meeting can not be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Under the rules of the NASD, although brokers who hold shares in a street name have the authority to vote on certain items when they have not received instructions from the beneficial owners, brokers will not be entitled to vote on the approval of the Reverse Stock Split absent specific instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Annual Meeting will be counted as present for quorum purposes.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the Corporate Secretary of the Company an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. There are no dissenter’s rights or remedies for shareholders who do not agree with the outcome of the vote on the issues to be brought at this Annual Meeting.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

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ELECTION OF DIRECTORS

One director is to be elected at the Annual Meeting, to hold office for one year until the next annual meeting of shareholders, and until that person’s successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following person to serve as director unless the shareholder indicates to the contrary on the proxy. Management expects that the nominee will be available for election, but if not, it is intended that such proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancy.

Nominee

                         Name            Age
Jan Wallace                    48

Jan Wallace is our president, chief executive officer and has been one of our directors since our inception in December 1997. Ms. Wallace resigned as president and chief executive officer effective October 1, 1998 but was then re-appointed on July 9, 1999 after the resignation of then president and chief executive officer, Paul Banko. Ms. Wallace is also employed by Dynamic Associates Inc. and has been since April 1995, when she was elected to the Board of Directors and accepted the position of chief operating officer. She is currently a director and the president of Dynamic. Ms. Wallace was previously vice president of Active Systems, Inc. a Canadian company specializing in SGML Software, an ISO standard, in Ottawa, Ontario for the period from 1993 to 1994. Before that, she was president and owner of Mailhouse Plus, Ltd., an office equipment distribution company that was sold to Ascom Corporation. She has also been in management with Pitney Bowes-Canada and Bell Canada where she received its highest award in sales and marketing. Ms. Wallace was educated at Queens University in Kingston, Ontario and Carleton University, Ottawa, Ontario in Political Science with a minor in Economics.

Information Regarding the Board

The Company's Board of Directors (the "Board") has no Committees. The Board met one time during the last fiscal year. In addition, the Board signed several written consents to act without meeting as issued were raised during the fiscal year. The current Board includes only Jan Wallace.

Ms. Wallace is not currently paid for acting as a member of the Board.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for each of the last three completed fiscal years.

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		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Jan Wallace	President, CEO, and Director	2003 2002 2001	217,800 (1) 219,450 (2) 212,850	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Grace Sim	CFO	2003 2002 2001	116,160 (1) 116,160 (2) 80,853	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)    All 2003 compensation has been deferred to the company’s inability to pay it.
(2)     Ms. Wallace elected to defer her salary of $219,450 for the year ended December 31, 2002 because the company did not have the funds to pay her salary at that time. Mr. Sim also elected to defer her salary of $116,160 for the year ended December 31, 2002 because the company did not have the funds to pay her salary at that time. There was no other compensation paid for either officer in 2002.

Incentive Stock Options

The stock option plan did not survive the bankruptcy and all options previously issued have been cancelled.

Please note that the type and amount of compensation paid in 2003 may differ materially from what is paid in 2004.

Recommendation

The Board recommends a vote FOR the nominee, Jan Wallace. If not otherwise specified, proxies will be voted FOR Ms. Wallace.

REVERSE STOCK SPLIT

General

On April 7, 2004, the Board of Directors, acting through our sole director, Jan Wallace, adopted a resolution seeking stockholder approval to effect a one-for-five hundred reverse stock split of our common stock.

You have an opportunity to vote in favor or against this reverse stock split by checking the appropriate box on the attached proxy card. By not checking a box on the proxy card, you will be taken as voting in favor of the reverse stock split.

For the reasons described below, the Board recommends a vote FOR the reverse stock split.

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Background

On January 22, 2002, we filed a Petition for relief under Chapter 11 of the Bankruptcy Code. The final decree was approved on November 19, 2002 and the court closed the Petition for relief under Chapter 11 of the Bankruptcy Code. As a result of the reorganization, Ms. Wallace received a new promissory note from the company in the amount of $1,139,939.70 to be payable on or before September 30, 2002.

On March 15, 2003, we entered into a loan agreement with Ms. Wallace. In accordance with this agreement, Ms. Wallace agreed to provide further financial support for a period of 90 days in an amount of no more than $50,000 and to accept a new promissory note for a reduced amount of $945,775.30, which extended the due date for payment to June 15, 2003. In consideration, we have assigned and transferred all of our patents, trademarks, and other intellectual property to Ms. Wallace in exchange for the $326,897 reduction of the promissory note based on the former book value of these assets. Subsequently, Ms. Wallace license these intellectual property rights back to us, which we intend to exploit in the event funding is obtained.

A $375,000 portion of the revised note was converted by Ms. Wallace into 74,000,000 shares on March 26, 2003, leaving a balance owing on this note of $570,775.30. At the present time, we have not repaid Ms. Wallace and we are negotiating with her to extend the due date on the note.

On October 9, 2002, the Board passed a resolution authorizing a one for twenty-five reverse stock split. We filed a definitive proxy statement with the Securities and Exchange Commission on November 8, 2002, and mailed to shareholders on or about that same date in advance of an anticipated shareholder meeting to be held December 2, 2002, at which time we planned to elect directors and seek shareholder approval of the reverse stock split. As a result of insufficient shares represented at the meeting to constitute a quorum, the meeting was cancelled and no approval was obtained.

On April 1, 2003, the Board passed a resolution authorizing a one for five hundred reverse stock split. We filed a preliminary proxy statement with the Securities and Exchange Commission on April 1, 2003, in advance of an anticipated shareholder meeting to be held April 22, 2003, at which time we planned to elect directors and seek shareholder approval of the reverse stock split. We received a comment letter from the Securities and Exchange Commission regarding past 10QSB and 10KSB filings. Adjustments were made to the filings and the matter was closed with the SEC. However, due to a lack of funding, the Board determined to not hold the meeting as planned and no definitive proxy statement was filed or meeting held.

Currently our operations are at a standstill and we have written off our entire inventory. Our stock price is at an all time low. In addition, we have issued a total of 99,822,434 out of 100,000,000 authorized shares of common stock. In order to reduce the number of shares of the common stock outstanding and thereby attempt to proportionally raise the per share price of the common stock, we believe that it is in the best interests of our stockholders for the Board to obtain the authority to implement a one for five hundred reverse stock split. We have determined that we must seek additional funding or other business relationships such as a merger or reverse acquisition in order to proceed with active business operations. We believe that the overall economy and, thus, the prospect

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for such business relationships is better at present than was the case last year at this time. While no such relationships or funding have been identified as of yet, and while no particular plans, understandings or agreements are in place, we believe that the currently large number of issued and outstanding shares may negatively effect the consummation of any such relationship and that a smaller number of issued and outstanding shares will assist in our attracting funding sources or merger partners on terms that will be most beneficial to the Company and its stockholders. As a consequence, on April 7, 2004 the Board passed a resolution, and now recommends that the shareholders approve, a reverse split of the Company’s common stock on a basis of one share for every five hundred shares presently outstanding.

Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the common stock (the aggregate value of all the common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split.

Material Effects of the Proposed Reverse Stock Split

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any shareholder’s holding is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a shareholder at least one share in the Company, or, at our option, purchase the stockholder’s shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of the common stock after the reverse stock split and we elect to cash out such shareholders. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power, subject to the treatment of fractional shares.

The principal effect of the reverse stock split will be that the number of shares of the common stock issued and outstanding will be reduced from 99,822,434 shares to approximately 199,645 shares. The number of authorized shares will remain unaffected at 100,000,000. Our largest shareholder, CEO, President and sole director, Ms. Wallace, will have her pre-reverse 77,300,000 shares reissued as 154,600 post-reverse split shares. Ms. Wallace’s proportionate ownership of our total issued and outstanding shares will not be altered, except as incident to the effects of fractional shares.

We do not have any options or warrants outstanding that might otherwise be affected by the reverse stock split.

None of our debt will be affected by the reverse stock split, including the debt governed by our March 15, 2003, loan agreement with our largest shareholder, CEO, President and sole director, Jan Wallace. Under the agreement, Ms. Wallace retained the right to convert all or any portion of the Note or amounts loaned under the loan agreement to equity at the same price as was available to those investors participating in any private placement that is offered by the Company during the term of the Note. In the event that no private placement of common stock is offered during the term

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of the Note, we further granted Ms. Wallace the right to convert the Note into common stock at 50% of the then existing market price of the stock or $0.20 per share, whichever is lower. Ms. Wallace’s conversion right will be unaffected by the reverse stock split.

We do not intend to take the Company private as a result of the reverse stock split or otherwise.

Effect on Fractional Stockholders

The percentage of outstanding shares owned by each shareholder prior to the split will remain the same. Any fractional shares created by this reverse split will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any shareholder’s holdings is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a shareholder at least one share in the Company, or, at our option, purchase the stockholder’s shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. No transaction costs will be assessed on this sale, however, the proceeds will be subject to federal income tax. In addition, fractional shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date they receive payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, fractional shareholders will have no further interest in us with respect to the cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If you do not hold sufficient shares of common stock to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date of the reverse stock split:

                      1.   purchase a sufficient number of shares of the common stock so that you hold at least an amount of shares of common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of common stock on a post-reverse stock split basis; or

          2.   if applicable, consolidate your accounts so that you hold at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle you to receive at least one share of common stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in
                "street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the

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designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders, holding the common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" shareholder

Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, National Stock Transfer, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate and executed letter of transmittal you will be issued a new certificate reflecting your post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Effect on Fractional Shareholders". Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Potential Anti-Takeover Effect

The reverse stock split Proposal is not being proposed in response to any effort of which we are aware to accumulate the shares of common stock or obtain control of us. Other than the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of us.

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Procedure for Effecting Reverse Stock Split

If the stockholders approve the reverse stock split, the reverse stock split will become effective on the date of the shareholder meeting, May 10, 2004, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material United States federal income tax consequences, to a United States holder of shares of our common stock, of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of this transaction and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date of this proxy statement, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the tax consequences of these transactions. As used herein, the term United States holder means a holder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Other than with respect to the receipt of the cash payments for fractional shares, as discussed above, no gain or loss should be recognized by a stockholder upon the stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-stock split shares received in each stock split (including any fraction of a post-stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-stock split shares.

The stockholder's holding period for the post-stock split shares will include the period during which the stockholder held the pre-stock split shares surrendered in each stock split.

The receipt of cash instead of a fractional share of common stock by a U.S. holder of common stock will result in taxable gain or loss to the holder for federal income tax purposes based upon any

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difference between the amount of cash received by the holder and the holder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

Our view regarding the tax consequences of these transactions is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Required Vote

To effect the reverse stock split will require the affirmative vote of the holders of a majority of all outstanding shares of common stock entitled to vote thereon.

Recommendation

The Board of Directors recommends that stockholders vote FOR the amendment to our Articles of Incorporation to effect the reverse stock split. If not otherwise specified, proxies will be voted FOR the proposal.

MARKET PRICES AND DIVIDEND INFORMATION

The Common Stock of the Company is traded on the NASDAQ OTC Bulletin Board under the trading symbol "MWMD". As of March 31, 2004, the last date on which the Common Stock was traded prior to the fixing of the record date for voting and the latest practicable trading day before the filing of this Proxy Statement with the SEC, the high and low sales prices of the Common Stock on the OTC Bulletin Board was $0.01 per share and $0.01 per share, respectively.

The Company has not previously declared or paid any dividends on its common stock and does not anticipate declaring any dividends in the foreseeable future.

The high and low closing prices of the Common Stock on the OTC Bulletin Board during the past two fiscal years by quarter are as follows:

Fiscal Year Ending December 31, 2003
Quarter Ended	High $	Low $
March 31, 2003	0.02	0.00
June 30, 2003	0.01	0.00
September 30, 2003	0.01	0.00
December 31, 2003	0.04	0.00

Fiscal Year Ending December 31, 2002
Quarter Ended	High $	Low $
March 31, 2002	0.07	0.03
June 30, 2002	0.03	0.01
September 30, 2002	0.02	0.01
December 31, 2002	0.02	0.01

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SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company’s common stock held by all persons who, to the knowledge of the Company, beneficially owned more than five percent (5%) of the outstanding shares of the Company’s common stock as of April 7, 2004, or, in certain instances as described in the footnotes below, as of a date of the filing by such person of a Schedule 13G with the Securities and Exchange Commission ("Commission"). According to rules adopted by the Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote them, or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.

Title of class	Name and address of beneficial owner	Amount of Beneficial ownership	Percent of class*
Common Stock	Jan Wallace 6929 E. Cheney Dr., Paradise Valley, AZ 85253	77,300,000	77.4%

* Based on 99,822,434 shares of common stock outstanding as of April 7, 2004.

The Company knows of no other person who is the beneficial owner of more than five percent of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT OF THE COMPANY

The following table sets forth information, as of April 7, 2004, concerning the Company’s common stock owned by: (i) each director; (ii) the Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 2003 and were serving as executive officers at the end of fiscal 2001; and (iii) all directors and officers of the Company as a group. According to rules adopted by the Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote them, or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.

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Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Jan Wallace 6929 E. Cheney Paradise Valley, Arizona 85253	77,300,000	77.4%
Common	Grace Sim 6929 E. Cheney Paradise Valley, Arizona 85253	50,000	0.0%
Total of all directors and executive officers		77,350,000	77.4%

*Based on 99,822,434 shares of common stock outstanding as of April 7, 2004.

ADDITIONAL INFORMATION

Independent Accountants

Upon appointment by the Board, Smith & Company, independent public accountants, audited and reported on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2003. Such financial statements can be found in the Company’s 10KSB filed on April 13, 2004 and are incorporated by reference in this Proxy Statement. Representatives of Smith & Company are not expected to be present at the Annual Meeting.

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions generally and the retail pharmaceutical market specifically, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could

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materially affect the Company’s financial results, is included herein and in the Company’s other filings with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

(i)     the Company's Annual Report filed on Form 10-KSB, filed with the Commission on April 13, 2004, for the fiscal year ended December 31,
        2003;

(ii)     the Company’s Quarterly Reports filed on Form 10-QSB on June 3, 2003, August 13, 2003 and November 13, 2003.

All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Corporate Secretary at the address set forth below in "Other Matters."

Exhibits:

None

ANNUAL MEETING

The Annual Meeting of Shareholders of the Company will be held on May 10, 2004 at 11:00 a.m., at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120.

OTHER MATTERS

The Board, as of April 7, 2004 was not aware of any matters to be presented for action at the Annual Meeting other than the election of Directors, and the approval of the reverse stock split, and do not intend to bring any other matters before the Annual Meeting. If any other matters properly come before the meeting, however, or any adjournment thereof, the person or persons voting the proxies will vote in accordance with their best judgment.

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A copy of the Company's 2003 Annual Report on Form 10-KSB along with the Company’s 2003 Annual Report on Form 10-KSB filed April 13, 2004, incorporating the Company’s audited financial statements for the year ended December 31, 2003 and 2002, as required to be filed with the Commission will be provided upon written request without charge to any shareholder whose proxy is being solicited by the Board. The written request should be directed to the President of the Company, 6929 E. Cheney Dr., Paradise Valley, AZ 85253.

Where You Can Find More Information

We file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended. The public may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding our Company and other companies that file materials with the SEC electronically. Our headquarters are located at 6929 E. Cheney, Paradise Valley, Arizona, 85253. Our phone number at that address is (480) 941-3875.

By Order of the Board of Directors
of MW Medical, Inc.

/s/ Jan Wallace
JAN WALLACE
President and Chief Executive Officer

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MW MEDICAL, INC.
PROXY

 FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MW MEDICAL, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAN WALLACE with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 3199 E. Warm Springs, Suite 200, Las Vegas, Nevada 89120, on May 10, 2004 at 11:00 a.m. Pacific Standard Time, and at any adjournments thereof.

Please mark your votes as indicated [X]

Number of Shares covered by this Proxy: ________________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

1. Election of Directors: Jan Wallace

                       FOR Election                        NOT FOR Election
                       of director                             of director
                            [_]                                         [_]

2. Reverse Stock Split (500/1)

                       FOR Split                             NOT FOR Split
                            [_]                                         [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s)                     Dated: ____________________, 2004

___________________________                      ___________________________

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